Exhibit 99(B)

POWER OF ATTORNEY

The undersigned, Ian MacKinnon, a Director/Trustee of each of the registered investment companies listed in Appendix A hereto (except as noted therein), hereby authorizes Janey Ahn, Neal J. Andrews, Ben Archibald, Edward Baer, Jay Fife, Scott Hilton, Brendan Kyne, Douglas McCormack, John M. Perlowski, Ira P. Shapiro, Howard Surloff and Aaron Wasserman, or any of them, as attorney-in-fact, to sign on his behalf in the capacity indicated on the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 15th day of May, 2012.

Signature	Title

/s/ Ian A. MacKinnon	Director/Trustee
Ian MacKinnon

Appendix A

BBIF Government Securities Fund	BlackRock Series, Inc.
BBIF Money Fund	Funds For Institutions Series
BBIF Tax-Exempt Fund	Master Government Securities LLC+
BBIF Treasury Fund	Master Institutional Money Market LLC+
BIF Government Securities Fund	Master Investment Portfolio+
BIF Money Fund	Master Large Cap Series LLC*+
BIF Multi-State Municipal Series Trust	Master Money LLC+
BIF Tax-Exempt Fund	Master Tax-Exempt LLC+
BIF Treasury Fund	Master Treasury LLC+
BlackRock Emerging Markets Fund, Inc.	Quantitative Master Series LLC+
BlackRock Financial Institution Series Trust	Ready Assets Prime Money Fund
BlackRock Funds	Ready Assets U.S.A. Government Money Fund
BlackRock Funds III	Ready Assets U.S. Treasury Money Fund
BlackRock Index Funds, Inc.	Retirement Series Trust
BlackRock Large Cap Series Funds, Inc.	BlackRock Balanced Capital Fund, Inc.
BlackRock Latin America Fund, Inc.	(in connection with its investment in the
BlackRock Liquidity Funds	Master Large Cap Core Portfolio of
BlackRock Master LLC+	Master Large Cap Series LLC)*
BlackRock Pacific Fund, Inc.

* The Director/Trustee is authorized to sign the registration statement of BlackRock Balanced Capital Fund, Inc., which acts as a feeder fund into the Master Large Cap Core Portfolio of Master Large Cap Series LLC, in his capacity as a director of the master fund.

+ When required to do so, the Director/Trustee, in his capacity as a director of each master fund listed above, is authorized to sign the registration statements of feeder funds, whether affiliated or not, that invest in the master fund or a series of such master fund.

A-1